Exhibit 99.1

NEWS RELEASE

Science 37 Names Industry Veteran Michael Shipton as Chief Commercial Officer
Shipton joins Science 37 to help capitalize on the high demand for decentralized clinical trials and drive further growth into enterprise opportunities.

RESEARCH TRIANGLE PARK. September 12, 2022—Science 37 Holdings, Inc. (Nasdaq: SNCE), the Agile Clinical Trial Operating System™, today announced that Michael Shipton has been appointed Chief Commercial Officer to lead business development, strategic solutions, sales operations, and strategic pricing, effective today.

With more than 25 years of commercial leadership experience in clinical research and technology, Michael served most recently as Senior Vice President, Customer Solutions & Strategy at Syneos Health (“Syneos”). During his tenure with Syneos, Michael led a team that successfully drove strategic relationships that generated more than $1 billion in enterprise sales. He previously served as Senior Vice President, Market Development and Customer Engagement, which included accountability for global deal strategy, enterprise sales operations, global sales training, inside sales, customer engagement, and business insights. Michael also previously held executive and leadership roles at IQVIA and Nortel.

“Michael has a proven track record of designing and delivering customized business solutions to solve complex clinical research needs at a very large scale,” said David Coman, Chief Executive Officer, Science 37. “As the materiality, size, and complexity of the studies we’re being asked to support, continue to increase, Michael’s enterprise-level solution orientation is the perfect fit and will help us to achieve our ambitious growth plans.”

“After working on clinical trials for so long, it is clear that the industry is ripe for the kind of disruption that Science 37 can deliver to patients, providers, sponsors, and CROs,” said Shipton. “I’m excited to actively participate in helping reduce patient burden, enable providers to deliver clinical research as a care option, enable CROs with the tools to deploy elements of decentralization for their trials and sponsors to get drugs to market faster.”

“I would like to thank Steve Geffon for generating transformational growth for Science 37 over the past two and a half years,” said Mr. Coman. “Steve built an outstanding commercial management team and mature commercial business processes. He will transition to a role as a strategic advisor to the CEO.”

About Science 37

Science 37 Holdings, Inc.’s (Nasdaq: SNCE) mission is to enable universal access to clinical research—making it easier for patients and providers to participate from anywhere and helping to accelerate the development of treatments that impact patient lives. As a pioneer of decentralized clinical trials, the Science 37 l Operating System (OS) supports today’s more agile clinical research designs with its full-stack, end-to-end technology platform and centralized networks of patient communities, telemedicine investigators, mobile nurses, remote coordinators, provider communities, and data and devices. Configurable to enable almost any study type, the Science 37 OS enables up to 21x faster enrollment, 28% better retention, and 3x more diverse patient population with industry-leading workflow orchestration, evidence generation, and data harmonization. For more information, visit https://www.science37.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the products offered by Science 37, its sales pipeline and the markets in which it operates, and Science 37’s anticipated growth and profitability. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on Nasdaq, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 operates, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business and changes in its capital structure, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, and (vi) the potential adverse effects of the ongoing global COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 22, 2022 and in our other documents filed by Science 37 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Science 37 does not give any assurance that Science 37 will achieve its expectations.

MEDIA INQUIRIES:
Drew Bustos
Science 37
PR@science37.com

INVESTOR RELATIONS:
Caroline Paul
Science 37 // Gilmartin
Investors@science37.com